EXIBIT 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

KL ENERGY CORP.
SECURED CONVERTIBLE PROMISSORY NOTE

$_______________	November ___, 2010

Rapid City, South Dakota

FOR VALUE RECEIVED, KL Energy Corp., a Nevada corporation (the “Company”),  promises to pay to [____________________] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [__________] Dollars ($[_________]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 10.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the date that is eight (8) months from the issuance date of the Note (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.  This Note is one of the “Notes” issued pursuant to the Note and Warrant Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Purchase Agreement”) between the Company and the Investors (as defined in the Purchase Agreement).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF INVESTOR.  ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

8.  Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)  the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b)  “Event of Default” has the meaning given in Section 4 hereof.

(c)  “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.  A reference to a Lien of Investor or a security agreement executed in favor of Investor shall be deemed to include a Lien granted to a collateral agent on behalf of Investor and a security agreement executed in favor of a collateral agent on behalf of Investor, respectively.

(d)  “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(e)  “Liquidity Event” shall mean (i) a merger of the Company with or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity); or (ii) a sale by the Company of all or substantially all of its assets.

(f)  “Majority in Interest” shall mean more than 50% of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement.

(g)  “Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(h)  “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Purchase Agreement and the Security Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(i)  “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(j)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(k)  “Security Agreement” has the meaning given in the introductory paragraphs to this Note.

(l)  “Transaction Documents” shall mean this Note, each of the other Notes issued under the Purchase Agreement, the Purchase Agreement, the Warrants issued under the Purchase Agreement and the Security Agreement.

9.  Interest.  Interest shall accrue on this Note at the rate of ten percent (10%) per annum and shall be payable on the last business day of each calendar quarter until the outstanding principal amount hereof shall be paid in full at maturity.

10.  Prepayment.  Upon five days prior written notice to Investor, the Company may prepay this Note in whole (“Prepayment,” and the date of such Pepayment, the “Prepayment Date”); provided that any prepayment of this Note may only be made in connection with the prepayment of all Notes issued under the Purchase Agreement.

11.  Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)  Failure to Pay.  The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

(b)  Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)  Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

12.  Rights of Investor upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the consent of a Majority in Interest of the holders of the Notes issued under the Purchase Agreement, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and subject to the consent of a Majority in Interest of the holders of the Notes issued under the Note Purchase Agreement, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

13.  Conversion.

(a)  Qualified Equity Financing.  In the event the Company consummates, prior to the Maturity Date an equity financing pursuant to which it sells shares of its preferred stock (the “Preferred Stock”) or shares of its Common Stock for an amount of not less than $15,000,000, excluding any and all notes which are converted into Preferred Stock or Common Stock, as applicable (including this Note and the other Notes issued under the Purchase Agreement), and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the Investor may elect to convert all or part of the outstanding principal amount and the accrued but unpaid interest under this Note into shares of the Preferred Stock or Common Stock, as applicable, at the same price and on the same terms as the other investors that purchase the Preferred Stock or Common Stock, as applicable, in the Qualified Equity Financing.  Before the Investor shall be entitled to convert this Note under this Section 6(a), the Investor shall execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements, and having the same terms as those agreements entered into by the other purchasers in the Qualified Equity Financing.  In addition, before Investor shall be entitled to convert this Note under this Section 6(a), it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares subject to conversion are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon conversion (bearing such legends as are required by the purchase agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 6(d).  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of Common Stock as of such date.

(b)  Optional Conversion.  If no Qualified Financing takes place prior to the Prepayment Date or the Maturity Date, whichever occurs first, then all or a portion of the outstanding principal amount and all accrued but unpaid interest under this Note shall be convertible at the option of the Investor, upon the earlier to occur of the Prepayment Date or the Maturity Date, into that number of shares of the Company’s Common Stock as is determined by dividing such principal amount and accrued interest by $1.10 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations).  Notwithstanding the immediately foregoing sentence, in the event that the Company consummates a Qualified Equity Financing at any time during the 24-month period following the conversion of this Note, and the purchase price per share of the securities in such Qualified Equity Financing is less than $1.10, then the Company agrees to issue additional shares to Investor of the same securities that Investor received upon the prior conversion of the Note to cover the difference in the number of shares that Investor would have received if the conversion price was adjusted to the lower purchase price in the Qualified Equity Financing.  Before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 6(b), the Investor shall execute and deliver to the Company a common stock purchase agreement reasonably acceptable to the Company containing customary representations and warranties and transfer restrictions.  In addition, before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 6(b), it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as are required by the common stock purchase agreement, the Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 6(d).  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of Common Stock as of such date.

(c)  Liquidity Event.  If the event a Liquidity Event occurs before the Maturity Date or the conversion of this Note, then all or a portion of the outstanding principal amount and all accrued but unpaid interest under this Note shall be convertible at the option of the Investor into that number of shares of the Company’s Common Stock as is determined by dividing such principal amount and accrued interest by 80% of the price per share of the Company’s Common Stock determined as of the date of the Liquidity Event.  In lieu of the conversion of this Note provided in the immediately foregoing sentence, the Investor may demand for payment of the principal and accrued but unpaid interest outstanding as of the date of the Liquidity Event.

(d)  Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(d), the Company shall be forever released from all its obligations and liabilities under this Note.

14.  Successors and Assigns.  Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

15.  Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest.

16.  Transfer of this Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).  Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 9 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and  holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

17.  Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holders of a Majority in Interest.

18.  Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

19.  Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

20.  Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

21.  Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

KL ENERGY CORP.
a Nevada corporation

By:

Name:

Title: